Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

INTERMEC REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

•	Q4 revenue increases 18% to $236.8 million and 25% for full year to $848.2 million

•	Q4 Adjusted Operating Income $16.8 million; Adjusted EBITDA $24.5 million

•	Full year 2011 Adjusted Operating Income $32 million; Adjusted EBITDA $60 million

•	Q4 GAAP results impacted by non-cash charges totaling $25.4 million of net earnings

EVERETT, Wash. – February 2, 2012 – Intermec, Inc. (NYSE: IN) today announced financial results for its fourth quarter and full year ended December 31, 2011.

Fourth quarter 2011 net revenues were $236.8 million, with net loss on a GAAP basis of $21.6 million or $0.36 per diluted share compared to 2010 fourth quarter revenues of $200.0 million and GAAP net earnings of $7.9 million or $0.13 per diluted share. Earnings per share for the quarter were significantly impacted by two significant non-cash charges, including $5.6 million to write off certain previously capitalized legal costs, and a $21.4 million of deferred tax valuation allowances. Excluding restructuring, acquisition-related costs, non-cash charges and other adjustments totaling $12.4 million (detailed in the table below), the Adjusted Operating Income for the quarter was $16.8 million and Adjusted Earnings were $0.13 per diluted share.

“Our fourth quarter delivered solid operating results and concluded a transformational year for Intermec,” said Patrick J. Byrne, Intermec President and CEO. “In 2011, we grew internationally by over 30%, leveraged our two strategic acquisitions, updated and broadended our product portfolio and expanded our sales channels quarter after quarter. For 2012, we plan to accelerate our momentum by offering customers new solutions that improve their business.”

Full year 2011 revenue was $848.2 million an increase of 25% compared to full-year 2010. Adjusted Operating Income for the year $32.0 million and Adjusted Earnings were $0.29 per share. Latin America revenue was $102.6 million, an increase of 35%; EMEA revenue grew 29% to $275.4 million; Asia Pacific revenue also rose 35% to $61.9 million and North America revenue increased 19% to $408.3 million.

Adjusted Operating Income for 2011 of $32 million compares to $6.1 million for 2010. Adjusted Gross Margins for 2011 increased to 42.5% from 37.9%. Adjusted EBITDA for the full year increased to $60 million compared to the prior year of approximately $29 million.

The following table presents the Company’s GAAP operating income (loss), net earnings (loss) and earnings (loss) per share reported for the fourth quarters and full years of 2011 and 2010, and on a Non-GAAP (Adjusted) basis excluding the impact of selected items as described:

	Quarter Ended December 31, 2011			Quarter Ended December 31, 2010
	Operating Income	Net earnings (loss)	Earnings (loss) per share	Operating Income	Net earnings	Earnings per share
Profit/(loss) as reported	$4.4	$(21.6)	$(0.36)	$9.6	$7.9	$0.13
Acquisition related adjustments	5.8	3.6	0.06	—	—	—
Capitalized legal fees charge	5.6	3.4	0.06	—	—	—
Restructuring charges	0.1	0.1	—	—	—	—
Impairment of property, plant and equipment	0.9	0.6	0.01	—	—	—
Income taxes - increase in valuation allowance	—	21.4	0.36	—	—	—

Non-GAAP profit as Adjusted	$16.8	$7.5	$0.13	$9.6	$7.9	$0.13

	Twelve Months Ended December 31, 2011			Twelve Months Ended December 31, 2010
	Operating (loss) Income	Net earnings (loss)	Earnings (loss) per share	Operating Income	Net earnings (loss)	Earnings (loss) per share
Profit/(loss) as reported	$(6.2)	$(30.8)	$(0.51)	$0.3	$(5.3)	$(0.09)
Acquisition related adjustments	25.8	16.3	0.27	—	—	—
Capitalized legal fees charge	5.6	3.5	0.06	—	—	—
Restructuring charges	5.9	5.4	0.09	2.8	1.8	0.03
Impairment of property, plant and equipment	0.9	0.6	0.01	3.0	2.0	0.03
Income taxes - increase in valuation allowance	—	22.5	0.37	—	—	—

Non-GAAP profit (loss) as Adjusted	$32.0	$17.5	$0.29	$6.1	$(1.6)	$(0.03)

The acquisition-related adjustments reflect transaction and transition costs of $0.9 million related to acquisitions closed in March 2011, and purchase accounting related adjustments totaling $4.9 million comprised of deferred revenue charges of $1.7 million and amortization of acquired intangibles of $3.2 million.

In the quarter, the Company wrote off $5.6 million of legal costs that were capitalized between 2007 and 2011 attributable to a patent lawsuit. On January 18, 2012, the United States Court of Appeals for the Federal District Court issued a ruling in the case Intermec Technologies Corporation v. Palm, Inc., affirming a U.S. District Court decision which upheld the validity of certain of the Company’s patents but which found no infringement by the defendant. Based on applicable accounting guidance the Company determined that all of the capitalized fees related to the case would be expensed in the fourth quarter of 2011. The patents at issue in the Palm case do not relate to the Company’s radio-frequency identification (RFID) patent portfolio.

The Company also recorded a valuation allowance of $21.4 million in the fourth quarter against the Company’s deferred tax assets which totaled $226 million net of the allowance as of December 31, 2011. This allowance was driven by the Company’s assessment of its ability to utilize certain tax credits and net operating losses before they expire, taking into account all available evidence including the Company’s earnings history for the years 2009, 2010 and 2011.

Fourth Quarter 2011 Operating Performance

•	Total revenue increased 18% for the fourth quarter to $236.8 million, including the benefit of approximately $38 million from acquisitions. On a constant currency basis total revenue growth was 20%.

•

Geographically North America revenues increased 15% compared to the prior quarter. Europe, Middle East and Africa (EMEA) revenues grew 21% compared to Q4 2010. On a constant currency basis EMEA revenues were up 22%. Latin America grew 26% and Asia Pacific increased 18% compared to the same period in 2010.

•

Total gross margin was 41.9% up from 39.2% in the prior-year quarter. Excluding the impact of acquisition-related adjustments, adjusted gross margin was 43.6% which reflects the favorable impact of Vocollect products and services.

•

Total SG&A and R&D expense for the quarter was $88.1 million, which includes $1.0 million of acquisition related expenses and $18.2 million related to acquired companies. Excluding those items, core Intermec SG&A and R&D of $68.7 million was down slightly year over year.

•

The Company generated $20 million in operating cash flow during the quarter. Cash, cash equivalents, and short-term investments totaled $95.3 million at quarter-end. The outstanding balance of the Company’s credit facility at the end of the quarter was $85 million with $63.5 million available under the credit facility.

Recent Business Highlights

•	Intermec announced the launch of two new Vehicle Mounted units – the CV 61 and the CV 41.

•

Intermec enhanced its 70 series of ultra-rugged mobile computers with a Flexible Network radio equipped with Qualcomm’s fastest Gobi™ 3000 chipset. The 70 Series also added the Texas Instruments™ OMAP 3 Series 1GHz multi-core processor. These new processors provide faster performance with lower power consumption, scaling from 600 MHz to 1 GHz for processor intensive computing tasks.

•

Vocollect announced that its industry leading VoiceCatalyst software now supports a variety of leading personal computers to enable voice directed support for multiple workflows in distribution operations.

•

Intermec and ecom instruments entered into a joint partnership to develop and deliver an innovative and explosion-protected mobile computer product for markets requiring computing solutions for hazardous environments.

2012 Outlook

For the full year 2012 Intermec expects total revenue growth of 8-10% and Adjusted Earnings of $0.55 to $0.60 cents per share which assumes an annual effective tax rate of 40%.

For the first quarter 2012 we expect revenue in the range of $200 -to $210 million compared to the prior year of $179 million. We expect Adjusted Earnings of $0.00 to $0.05 per share. This compares to the prior year quarter Adjusted Earnings of ($0.01) per share.

About Intermec, Inc.

For more information about Intermec, visit www.intermec.com.

Conference Call Information

Intermec will hold its conference call, led by Intermec CEO Pat Byrne and CFO Bob Driessnack, on Thursday, February 2nd, 2012 at 5 p.m., Eastern Time (2 p.m. Pacific Time):

Conference Call:

Dial-in Numbers:

1-888-549-7750

1-480-629-9770

Passcode: INTERMEC

30-Day Replay:

1-800-406-7325

1-303-590-3030

Passcode: 4507003

Audio Webcast:

Intermec will provide a live audio Webcast of its fourth quarter 2011 earnings conference call beginning Thursday, February 2, 2012 at 5 p.m., Eastern (2 p.m. Pacific Time). A Webcast archive will be available for one month.

The webcast will be available at: www.intermec.com/InvestorRelations

Contact:

Dan Evans

Investor Relations

425-267-2975

dan.evans@intermec.com

###

Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for operating income (loss), net earnings (loss), earnings (loss) per diluted share, EBITDA, Adjusted EBITDA and gross margins. It also includes an outlook for 2012 Non-GAAP, or Adjusted Earnings per diluted share. Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP operating (loss) and adjusted EBITDA, Reconciliation of GAAP to Non-GAAP Gross Margins, and Reconciliation of GAAP to Non-GAAP Outlook for the Quarter Ending December 31, 2011, attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding items such as, but not limited to, restructuring charges certain costs related acquisitions or accounting adjustments, amortization of intangibles, infrequent non-operating items and non-cash stock based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the first quarter of 2012, the full-year of 2012 or any other future period, our cost reduction plans, our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, the potential benefits resulting from acquired businesses, and the applicability of accounting policies used in our financial reporting. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at www.intermec.com.

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Revenues:
Product	$192,209	$164,587	$676,991	$545,258
Service	44,566	35,421	171,190	133,853

Total revenues	236,775	200,008	848,181	679,111
Costs and expenses:
Cost of product revenues	112,007	99,876	401,330	338,059
Cost of service revenues	25,497	21,685	100,114	83,460
Research and development	21,664	18,063	84,384	69,547
Selling, general and administrative	66,391	51,009	250,296	185,114
Acquisition costs	208	—	5,974	—
Capitalized legal fees charge	5,573	—	5,573	—
Gain on intellectual property sales	—	(204)	—	(3,148)
Restructuring charges	99	—	5,855	2,780
Impairment of property, plant and equipment	900	—	900	3,008

Total costs and expenses	232,339	190,429	854,426	678,820
Operating income (loss)	4,436	9,579	(6,245)	291
Interest income	58	442	624	1,229
Interest expense	(903)	(310)	(2,868)	(1,296)

Income/(loss) before income taxes	3,591	9,711	(8,489)	224
Income tax (benefit) expense	25,179	1,798	22,268	5,549

Net income (loss)	(21,588)	7,913	(30,757)	(5,325)

Basic income (loss) per share	$(0.36)	$0.13	$(0.51)	$(0.09)
Diluted income (loss) per share	$(0.36)	$0.13	$(0.51)	$(0.09)
Shares used in computing basic loss per share	59,931	60,340	60,098	61,364
Shares used in computing diluted loss per share	59,931	60,648	60,098	61,364

INTERMEC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$95,108	$221,467
Short-term investments	170	6,788
Accounts receivable, net	155,374	110,455
Inventories	103,622	82,657
Current deferred tax assets, net	84,541	45,725
Other current assets	24,226	17,864

Total current assets	463,041	484,956
Deferred tax assets, net	141,064	194,597
Goodwill	143,510	1,152
Intangibles, net	61,996	3,031
Property, plant and equipment, net	47,086	36,320
Other assets, net	28,230	29,209

Total assets	$884,927	$749,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,607	$72,120
Payroll and related expenses	32,540	20,155
Deferred revenue	57,920	36,227
Accrued expenses	35,118	24,949

Total current liabilities	218,185	153,451
Long-term debt	85,000	—
Pension and other postretirement benefits liabilities	124,058	95,922
Long-term deferred revenue	33,911	23,752
Other long-term liabilities	15,344	14,911
Commitments and contingencies
Shareholders’ equity:
Common stock (250,000 shares authorized, 62,956 and 62,594 shares issued and 59,717 and 60,191 outstanding)	636	625
Additional paid-in capital	697,597	694,291
Accumulated deficit	(210,327)	(179,570)
Accumulated other comprehensive loss	(79,477)	(54,117)

Total shareholders’ equity	408,429	461,229

Total liabilities and shareholders’ equity	$884,927	$749,265

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2011	2010
Cash and cash equivalents at beginning of the period	$221,467	$201,884
Cash flows from operating activities:
Net loss	(30,757)	(5,325)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,252	14,951
Impairment of property, plant and equipment	900	3,008
Deferred taxes	14,737	(254)
Stock-based compensation	11,296	8,955
Gain on intellectual property sales	—	(3,148)
Change in pension and other postretirement plans, net	(2,391)	(4,312)
Gain on company owned life insurance	—	(863)
Capitalized legal fees charge	5,573	—
Changes in operating assets and liabilities:
Accounts receivable	(25,982)	(3,862)
Inventories	(15,714)	18,071
Other current assets	1,224	(981)
Accounts payable	13,693	(6,981)
Accrued expenses	(3,503)	2,351
Payroll and related expenses	3,263	(157)
Deferred revenue	14,689	(1,069)
Other operating activities	(945)	1,406

Net cash provided by operating activities	14,335	21,790

Cash flows from investing activities:
Acquisitions, net of cash acquired	(200,810)	—
Additions to property, plant and equipment	(19,559)	(14,253)
Purchase of investments	—	(6,760)
Maturities of investments	6,564	36,715
Capitalized patent legal fees	(613)	(1,491)
Disposal of property, plant and equipment	—	2,985
Other investing activities	(1,397)	1,022

Net cash used in investing activities	(215,815)	18,218

Cash flows from financing activities:
Proceeds from issuance of debt	139,000	—
Repayment of debt	(54,000)	—
Stock repurchase	(10,019)	(20,037)
Stock options exercised	225	593
Issuance of ESPP shares	2,000	1,204

Net cash provided by (used in) financing activities	77,206	(18,240)

Effect of exchange rate changes on cash and cash equivalents	(2,085)	(2,185)

Net change in cash and cash equivalents	(126,359)	19,583

Cash and cash equivalents at end of the period	$95,108	$221,467

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2011					Three Months Ended December 31, 2010
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$236,775	$1,744	$238,519	$—	$238,519	$200,008	$—	$200,008	$—	$200,008
Costs and expenses:
Cost of revenues	137,504	(2,882)	134,622	(118)	134,504	121,561	—	121,561	(123)	121,438
Research and development	21,664	(18)	21,646	—	21,646	18,063	—	18,063	—	18,063
Selling, general and administrative	66,391	(987)	65,404	(7,509)	57,895	51,009	—	51,009	(4,819)	46,190
Acquisition costs	208	(208)	—	—	—	—	—	—	—	—
Capitalized legal fees charge	5,573	(5,573)	—	—	—	—	—	—	—	—
Gain on intellectual property sales	—	—	—	—	—	(204)	—	(204)	—	(204)
Restructuring charges	99	(99)	—	—	—	—	—	—	—	—
Impairment of property, plant and equipment	900	(900)	—	—	—	—	—	—	—	—

Total costs and expenses	232,339	(10,667)	221,672	(7,627)	214,045	190,429	—	190,429	(4,942)	185,487

Operating income	$4,436	$12,411	$16,847	$7,627	$24,474	$9,579	$—	$9,579	$4,942	$14,521

	Twelve Months Ended December 31, 2011					Twelve Months Ended December 31, 2010
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$848,181	$6,827	$855,008	$—	$855,008	$679,111	$—	$679,111	$—	$679,111
Costs and expenses:
Cost of revenues	501,444	(10,212)	491,232	(503)	490,729	421,519	—	421,519	(495)	421,024
Research and development	84,384	(52)	84,332	—	84,332	69,547	—	69,547	—	69,547
Selling, general and administrative	250,296	(2,880)	247,416	(27,463)	219,953	185,114	—	185,114	(22,868)	162,246
Acquisition costs	5,974	(5,974)	—	—	—	—	—	—	—	—
Capitalized legal fees charge	5,573	(5,573)	—	—	—	—	—	—	—	—
Gain on intellectual property sales	—	—	—	—	—	(3,148)	—	(3,148)	—	(3,148)
Restructuring charges	5,855	(5,855)	—	—	—	2,780	(2,780)	—	—	—
Impairment of property, plant and equipment	900	(900)	—	—	—	3,008	(3,008)	—	—	—

Total costs and expenses	854,426	(31,446)	822,980	(27,966)	795,014	678,820	(5,788)	673,032	(23,363)	649,669

Operating income (loss)	$(6,245)	$38,273	$32,028	$27,966	$59,994	$291	$5,788	$6,079	$23,363	$29,442

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGINS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments	Non-GAAP as Adjusted
Revenues:
Product	$192,209	$—		$192,209	$164,587	$—	$164,587
Service	44,566	1,744	a	46,310	35,421	—	35,421

Total revenues	$236,775	$1,744		$238,519	$200,008	$—	$200,008

Cost of revenues:
Product	$112,007	$(2,882	)b	$109,125	$99,876	$—	$99,876
Service	25,497	—		25,497	21,685	$—	21,685

Total cost of revenues	$137,504	$(2,882)		$134,622	$121,561	$—	$121,561

Gross margins:
Product	41.7%			43.2%	39.3%		39.3%
Service	42.8%			44.9%	38.8%		38.8%
Total	41.9%			43.6%	39.2%		39.2%

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments	Non-GAAP as Adjusted
Revenues:
Product	$676,991	$—		$676,991	$545,258	$—	$545,258
Service	171,190	6,827	a	178,017	133,853	—	133,853

Total revenues	$848,181	$6,827		$855,008	$679,111	$—	$679,111

Cost of revenues:
Product	$401,330	$(10,212	)c	$391,118	$338,059	$—	$338,059
Service	100,114			100,114	83,460	—	83,460

Total cost of revenues	$501,444	$(10,212)		$491,232	$421,519	$—	$421,519

Gross margins:
Product	40.7%			42.2%	38.0%		38.0%
Service	41.5%			43.8%	37.6%		37.6%
Total	40.9%			42.5%	37.9%		37.9%

a - acquisition fair value adjustments

b - $2,854 of acquisition related intangible amortization, $28 of retention bonuses.

c - $10,130 of acquisition related intangible amortization, $82 of retention bonuses

RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

(Unaudited)

	$00,000,00	$00,000,00
	Diluted Earnings Per Share
	Quarter Ended April 1, 2012	Year Ended December 31, 2012
As reported	$(0.05) - $0.00	$0.35 - $0.40
Acquisition related adjustments	0.05	0.20

As adjusted	$0.00 - $0.05	$0.55 - $0.60

INTERMEC, INC.

SUPPLEMENTAL INFORMATION: EBITDA AND ADJUSTED EBITDA CALCULATION

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Operating income (loss), as reported	$4,436	$9,579	$(6,245)	$291
Acquisition adjustments
Acquisition fair-value adjustments	1,744	—	6,827	—
Intangible amortization	3,205	—	11,225	—
Acquisition costs	208	—	5,974	—
Capitalized legal fees charge	5,573	—	5,573	—
Restructuring charges	99	—	5,855	2,780
Impairment of property, plant and equipment	900	—	900	3,008
Other	682	—	1,919	—

Total adjustments	12,411	—	38,273	5,788

Non-GAAP operating income	$16,847	$9,579	$32,028	$6,079
Adjusted EBITDA calculation
Add: depreciation and amortization (excluding acquisition related)	$4,027	$3,573	$17,027	$14,794
Add: stock-based compensation	3,600	1,369	10,939	8,569

Adjusted EBITDA	$24,474	$14,521	$59,994	$29,442

Intermec is providing disclosure of the reconciliation of certain Non-US GAAP financial measures used in our financial reporting and within our press release, among other places, to our comparable financial measures on a US GAAP basis. The Company believes that these Non-US GAAP financial measures provide investors the additional information to evaluate financial performance in a way that is comparable to measures reported by other technology companies.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is net income/loss before provisions for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes, cash flow from operations, or other traditional indicators of operating performance. Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information. Our calculation of adjusted EBITDA adds back the non-cash effect of stock-based compensation as accounted for under ACS 718 as we believe this is a meaningful view of our true cash earnings. Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-US GAAP measure in the same manner.

INTERMEC, INC.

SUPPLEMENTAL SALES INFORMATION BY CATEGORY

(Amounts in millions)

(Unaudited)

	Three Months Ended
	December 31, 2011	Percent of Revenues	December 31, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$122.2	51.6%	$120.6	60.3%	1.3%
Printer and media	43.6	18.4%	43.2	21.6%	0.9%
Service	35.8	15.1%	36.2	18.1%	-1.1%
Voice solutions	35.2	14.9%	—	—	—

Total revenues	$236.8	100.0%	$200.0	100.0%	18.4%

	Twelve Months Ended
	December 31, 2011	Percent of Revenues	December 31, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$423.5	49.9%	$379.3	55.8%	11.7%
Printer and media	175.4	20.7%	163.6	24.1%	7.2%
Service	143.1	16.9%	136.2	20.1%	5.1%
Voice solutions	106.2	12.5%	—	—	—

Total revenues	$848.2	100.0%	$679.1	100.0%	24.9%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHICAL REGION

(Amounts in millions)

(Unaudited)

	Three Months Ended
	December 31, 2011	Percent of Revenues	December 31, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$115.7	48.9%	$100.8	50.3%	14.8%
Europe, Middle East and Africa (EMEA)	74.7	31.5%	61.6	30.8%	21.3%
Asia Pacific	13.8	5.8%	11.7	5.9%	17.9%
Latin America	32.6	13.8%	25.9	13.0%	25.9%

Total revenues	$236.8	100.0%	$200.0	100.0%	18.4%

	Twelve Months Ended
	December 31, 2011	Percent of Revenues	December 31, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$408.3	48.1%	$344.1	50.7%	18.7%
Europe, Middle East and Africa (EMEA)	275.4	32.5%	213.0	31.4%	29.3%
Asia Pacific	61.9	7.3%	45.8	6.7%	35.2%
Latin America	102.6	12.1%	76.2	11.2%	34.6%

Total revenues	$848.2	100.0%	$679.1	100.0%	24.9%